                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	July 28, 2017		716-687-4225

MOOG REPORTS THIRD QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended
July 1, 2017.

Third Quarter Highlights

•	Diluted earnings per share of $1.11, up 11% from a year ago;

•	Sales of $626 million, up 2% from a year ago;

•	Operating margins of 10.2%, down from a comparatively high Q3 last year and in line with expectations;

•	Unusually low tax rate, at 17%;

•	Strong cash flow from operating activities;

•	Completed the sale of European space businesses.

Segment Results

Total Aircraft Controls sales in the quarter were $283 million, up 4% year over year. Commercial aircraft revenues increased 10%, to $153 million. Sales of OEM products to Airbus increased 41%, to $40 million, driven by an increase in A350 program sales. Boeing OEM sales were off 6%, at $62 million. Commercial aftermarket sales increased $4 million, to $31 million.

Military aircraft sales of $130 million were down 3%. Military aftermarket sales of $43 million were down 14%, mostly due to the timing of F-35 depot activity. Military OEM sales were 3% higher on an increase in F-35 sales.

Space and Defense segment sales were $95 million, up 2% year over year. Defense sales were up 7% on increased demand for U.S. ground vehicle and naval systems, which offset lower sales of missile systems. Space sales were 3% lower, the result of the European space business divested in Q1 fiscal ‘17.

Industrial Systems segment sales in the quarter were $122 million, down 6% from a year ago but up 6% from Q2. About one-third of the decline was due to weaker foreign currencies relative to the U.S. Dollar. Energy sales were off 20% and industrial automation sales were off 13%. Simulation and test sales were very strong, up 28%.

Components segment sales in the quarter were $127 million, 7% higher year over year. Aerospace and defense sales were flat while industrial sales for specialty markets were 26% higher, benefitting from the recent Rotary Transfer Systems acquisition which closed in early April. Medical market sales of $47 million were slightly higher as increased sales of pumps and sensors offset lower CT scan slip ring sales.

Consolidated 12-month backlog was $1.2 billion.

Fiscal 2017 Outlook

•	Forecast sales raised $10 million from last quarter’s forecast, to $2.46 billion, up 2% over last year;

•	Forecast earnings per share raised $0.25 to $3.75, plus or minus $0.10;

•	Forecast full year operating margins of 10.1%, a slight increase from last quarter’s forecast;

•	Another year of solid cash flow from operations.

“Q3 was another good quarter,” said John Scannell, Chairman and CEO. “With nine months behind us, FY17 is shaping up nicely. Today we’re pleased to be raising our full-year guidance by $0.25 per share to reflect a stronger operational performance and a reduced tax rate.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$626,183	$613,260	$1,848,256	$1,792,859
Cost of sales	443,769	429,598	1,308,256	1,268,550
Gross profit	182,414	183,662	540,000	524,309
Research and development	36,314	36,006	107,828	110,535
Selling, general and administrative	89,144	88,553	261,271	254,318
Interest	8,654	8,662	25,789	25,919
Restructuring	—	(39)	—	8,303
Other	29	(1,082)	12,148	(2,600)
Earnings before income taxes	48,273	51,562	132,964	127,834
Income taxes	8,185	15,916	31,156	35,121
Net earnings attributable to Moog and noncontrolling interest	40,088	35,646	101,808	92,713

Net earnings (loss) attributable to noncontrolling interest	—	(665)	(870)	(889)

Net earnings attributable to Moog	$40,088	$36,311	$102,678	$93,602

Net earnings per share attributable to Moog
Basic	$1.12	$1.01	$2.86	$2.57
Diluted	$1.11	$1.00	$2.83	$2.55

Average common shares outstanding
Basic	35,847,842	36,038,340	35,868,315	36,411,428
Diluted	36,212,779	36,267,975	36,240,794	36,663,165

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales:
Aircraft Controls	$282,555	$272,564	$840,666	$798,594
Space and Defense Controls	94,518	92,375	293,296	268,764
Industrial Systems	122,490	130,103	350,320	383,526
Components	126,620	118,218	363,974	341,975
Net sales	$626,183	$613,260	$1,848,256	$1,792,859
Operating profit:
Aircraft Controls	$29,080	$33,024	$83,372	$71,198
	10.3%	12.1%	9.9%	8.9%
Space and Defense Controls	10,005	11,255	27,589	35,427
	10.6%	12.2%	9.4%	13.2%
Industrial Systems	12,471	11,534	35,490	38,437
	10.2%	8.9%	10.1%	10.0%
Components	12,039	12,936	34,333	31,854
	9.5%	10.9%	9.4%	9.3%
Total operating profit	63,595	68,749	180,784	176,916
	10.2%	11.2%	9.8%	9.9%
Deductions from operating profit:
Interest expense	8,654	8,662	25,789	25,919
Equity-based compensation expense	997	875	4,151	2,794
Corporate and other expenses, net	5,671	7,650	17,880	20,369
Earnings before income taxes	$48,273	$51,562	$132,964	$127,834
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	July 1, 2017	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$344,541	$325,128
Receivables	677,918	688,388
Inventories	475,050	479,040
Prepaid expenses and other current assets	41,418	34,688
Total current assets	1,538,927	1,527,244
Property, plant and equipment, net	510,536	522,369
Goodwill	768,581	740,162
Intangible assets, net	111,900	113,560
Deferred income taxes	59,879	75,800
Other assets	29,994	25,839
Total assets	$3,019,817	$3,004,974
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$120,089	$1,379
Current installments of long-term debt	323	167
Accounts payable	155,492	144,450
Accrued salaries, wages and commissions	130,294	126,319
Customer advances	162,332	167,514
Contract loss reserves	37,093	32,543
Other accrued liabilities	100,486	116,577
Total current liabilities	706,109	588,949
Long-term debt, excluding current installments	836,101	1,004,847
Long-term pension and retirement obligations	352,361	401,747
Deferred income taxes	13,515	11,026
Other long-term liabilities	3,807	4,343
Total liabilities	1,911,893	2,010,912
Commitment and contingencies	—	—
Redeemable noncontrolling interest	—	5,651
Shareholders’ equity
Common stock - Class A	43,695	43,667
Common stock - Class B	7,585	7,613
Additional paid-in capital	479,712	465,762
Retained earnings	1,809,217	1,706,539
Treasury shares	(739,412)	(741,700)
Stock Employee Compensation Trust	(71,445)	(49,463)
Supplemental Retirement Plan Trust	(10,800)	(8,946)
Accumulated other comprehensive loss	(410,628)	(435,061)
Total Moog shareholders’ equity	1,107,924	988,411
Total liabilities and shareholders’ equity	$3,019,817	$3,004,974

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended
	July 1, 2017	July 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$101,808	$92,713
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	53,027	58,674
Amortization	14,078	16,485
Deferred income taxes	2,968	7,765
Equity-based compensation expense	4,151	2,794
Other	15,493	6,967
Changes in assets and liabilities providing (using) cash:
Receivables	176	43,214
Inventories	3,786	(9,959)
Accounts payable	11,312	(16,456)
Customer advances	(3,097)	9,689
Accrued expenses	(180)	(7,106)
Accrued income taxes	(2,767)	686
Net pension and post retirement liabilities	(25,982)	(38,828)
Other assets and liabilities	(5,449)	(5,858)
Net cash provided by operating activities	169,324	160,780
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(40,545)	(11,016)
Purchase of property, plant and equipment	(45,349)	(42,605)
Other investing transactions	3,031	1,164
Net cash (used) by investing activities	(82,863)	(52,457)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	(1,280)	—
Proceeds from revolving lines of credit	185,045	274,670
Payments on revolving lines of credit	(235,045)	(261,570)
Proceeds from long-term debt	—	20,000
Payments on long-term debt	(133)	(10,047)
Proceeds from sale of treasury stock	2,135	2,229
Purchase of outstanding shares for treasury	(5,714)	(42,203)
Proceeds from sale of stock held by SECT	867	2,897
Purchase of stock held by SECT	(12,162)	(1,634)
Purchase of stock held by SERP Trust	—	(2,300)
Excess tax benefits from equity-based payment arrangements	—	442
Other financing transactions	(1,656)	(1,909)
Net cash (used) by financing activities	(67,943)	(19,425)
Effect of exchange rate changes on cash	895	(4,322)
Increase in cash and cash equivalents	19,413	84,576
Cash and cash equivalents at beginning of period	325,128	309,853
Cash and cash equivalents at end of period	$344,541	$394,429